EXHIBIT 23



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated January 26, 2001 accompanying the consolidated financial statements incorporated by reference in the Annual Report of FLAG Financial Corporation on Form 10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statement of FLAG Financial Corporation on Form S-8, effective April 25, 1994, and as amended by Amendment No. 1 thereto, effective July 25, 2000 (File No. 33-78230).

                                                        PORTER KEADLE MOORE, LLP

                                                    /s/ Porter Keadle Moore, LLP



Atlanta,  Georgia
March  26,  2001